Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-255182) on Form S-8 of our report dated March 3, 2022, with respect to the consolidated financial statements of Immunocore Holdings plc.

/s/ KPMG LLP

London, United Kingdom

March 3, 2022